EXHIBIT 10.1
WINSTON PHARMACEUTICALS, INC.
OMNIBUS INCENTIVE PLAN
As amended and restated as of April 1, 2009

i

WINSTON PHARMACEUTICALS, INC.
OMNIBUS INCENTIVE PLAN
ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION
1.1 Establishment of the Plan. Effective as of September 28, 2008 and the merger by and among Winston Pharmaceuticals, Inc., formerly known as Getting Ready Corp. (the “Company”), Winston Acquisition Corp., a wholly owned subsidiary of the Company, and Winston Laboratories, Inc. (“Winston”), the Company assumed and adopted the “Winston Laboratories, Inc. Stock Option Plan for Non-Employee Directors, and the Winston Laboratories, Inc. 1999 Stock Option Plan, both originally effective as of May 1, 1999 (together, the “Prior Plans”). Effective as April 1, 2009, the Prior Plans are hereby amended and restated in their entirety, and merged with and into this Winston Pharmaceuticals, Inc. Omnibus Incentive Plan (the “Plan”). As more particularly set forth below, the Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards and Cash-Based Awards.
1.2 Purpose of the Plan. The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in stock ownership in the Company by key employees, directors, consultants and other persons who perform services for the Company and its Parent, Subsidiaries, and Affiliates (the “Participants”), who are responsible for its future growth and continued success. The Plan promotes the success and enhances the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.
1.3 Duration of the Plan. The Plan originally began as of May 1, 1999, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17, until March 3, 2019. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
ARTICLE 2. DEFINITIONS
Whenever used in the Plan, the following terms shall have the meanings set forth below:
(a)
“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

(b)	“Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(c)
“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards and Cash-Based Awards.

(d)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(e)	“Board” or “Board of Directors” means the Board of Directors of the Company.
(f)
“Cause” means (i) the same definition for “cause” set forth in any employment agreement between the Participant and the Company, Parent, Subsidiary and/or Affiliate (for purposes of this subsection (f), collectively, the “Company”) in effect when the event(s) occur, or, in the absence of such an employment agreement, (ii) the Participant’s conduct that is (A) the Participant’s engaging in any act or omission in the capacity of his or her employment with the Company, Parent, Subsidiary and/or Affiliate constituting dishonesty, theft, fraud, embezzlement, moral turpitude or other wrongdoing or malfeasance; or, (B) the Participant’s conviction of a felony under federal or state law; or, (C) the Participant’s engaging in any act or omission constituting gross misuse of his or her authorities, gross or continual dereliction of his or her duties to the Company, Parent, Subsidiary and/or Affiliate, or that is materially injurious or embarrassing to its or their business, operations or reputation; or, (D) the Participant breaching the noncompetition, non-solicitation, or confidentiality provisions of any written agreement with the Company, Parent, Subsidiary and/or Affiliate prohibiting such conduct. Solely for purposes of this Plan, the Plan Administrator may use the designation of “Cause,” or without “Cause,” determined by the Company (or any Parent, Subsidiary and/or Affiliate that is the “employer” of the Participant) or the Plan Administrator may make an independent designation of “Cause” with respect to employment termination in accordance with the terms of this Plan. The designation of the Plan Administrator with respect to “Cause” under this Plan shall not be used for any purpose other than as contemplated by the Plan.

(g)	“Change in Control” has meaning set forth in Article 15 of this Plan.
(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.
(i)
“Committee” means the Compensation Committee of the Board of Directors appointed by the Board to administer the Plan with respect to grants of Awards, as specified in Article 3, and to perform the functions set forth therein; or in the absence of such appointment, the Board itself.

(j)	“Common Stock” means the common stock of the Company.
(k)
“Company” means Winston Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto as provided in Article 20, and, where the subject matter of this Plan indicates, also includes any Parent, Subsidiary and/or Affiliate of the Company.

(l)
“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(m)
“Detrimental Activity” means the violation of any agreement between the Company, and the Participant pertaining to (a) the disclosure of confidential information or trade secrets of the Company, (b) the solicitation of employees, customers, suppliers, licensees, licensors or contractors of the Company, or (c) the performance of competitive services with respect to the Company’s business; provided, that the Committee may provide in the Agreement that only certain of the restrictions provided above apply for purpose of the Agreement.

(n)	“Director” means any individual who is a member of the Board of Directors of the Company and who is not an Employee.
(o)
“Disability” shall have the meaning ascribed in such term in the Company’s long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Code Section 22(e)(3), unless otherwise specified in an employment agreement between the Company, Subsidiary and/or Affiliate and a Participant. The existence of Disability shall be determined by the Committee in good faith. To the extent an Award constitutes “deferred compensation” subject to Code Section 409A and provides for payment upon disability, the Agreement shall define “disability” pursuant to Treasury Regulation Section 1.409A-3(i)(4).

(p)	“Employee” means any employee of the Company or any Parent, Subsidiary, or Affiliate.
(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(r)	“Fair Market Value” shall be determined as follows:
(i)
If, on the relevant date, the Shares are traded on a national or regional securities exchange and closing sale prices for the Shares are customarily quoted on such exchange, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

(ii)
If, on the relevant date, the Shares are not listed on any securities exchange, but nevertheless are publicly traded and reported without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations on the over-the-counter bulletin board (“OTCBB”); but, if there are no bid and asked quotations in the OTCBB as reported by the Financial Industry Regulatory Authority (“FINRA”) on that date, then the mean between the closing bid and asked quotations in the OTCBB as reported by FINRA on the immediately preceding day such bid and asked prices were quoted; and

(iii)	If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.
(s)	“Grant Price” means the price established when the Committee approves the grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
(t)
“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 to an Employee which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

(u)
“Insider” shall mean an individual who is, on the relevant date, an officer or a director, or a ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act or any successor provision, as “officer” and “director” are defined under Section 16 of the Exchange Act.

(v)
“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6, and which is not intended to meet the requirements of Code Section 422 or which fails to meet such requirements.

(w)	“Non-Tandem SAR” means a SAR that is granted independently of any Option, as described in Article 7.
(x)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
(y)	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
(z)	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
(aa)	“Parent” means a “parent corporation,” whether now or hereafter existing as defined in Code Section 424(e).

(bb)
“Participant” means an Employee, a Director, consultant or other person who performs services for the Company or a Parent, Subsidiary, or Affiliate of the Company, who has been granted an Award under the Plan which is outstanding.

(cc)
“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(dd)	“Performance-Based Exception” means the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m).
(ee)
“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

(ff)	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
(gg)
“Performance Share” means an Award under Article 9 and subject to the terms of this Plan, denominated in fully paid Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(hh)
“Performance Unit” means an Award under Article 9 and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(ii)
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion).

(jj)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(kk)	“Plan” means this Winston Pharmaceuticals, Inc. Omnibus Incentive Plan, including any amendments thereto.

(ll)
“Restricted Stock” means an Award of Common Stock granted in accordance with the terms of Article 8 and the other provisions of the Plan, and which is nontransferable and subject to a substantial risk of forfeiture. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms hereof and the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

(mm)	“Restricted Stock Unit” means an Award to a Participant pursuant to Article 8, except that no Shares are actually awarded to the Participant on the Grant Date.
(nn)	“Shares” means the shares of Common Stock of the Company (including any new, additional or different stock or securities resulting from the changes described in Section 4.2).
(oo)	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.
(pp)
“Subsidiary” means (i) in the case of an ISO, any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f), and (ii) in the case of all other Awards, in addition to a “subsidiary corporation” as defined above, a partnership, limited liability company, joint venture or other entity in which the Company has fifty percent (50%) or more of the voting power or equity interests.

(qq)
“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

(rr)
“Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, any Parent, Subsidiary, or an Affiliate that: (i) are not in connection with the offer or sale of the Company’s securities in a capital raising transaction; and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 3. ADMINISTRATION
3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who are both non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulation Section 1.162-27; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to a Covered Employee, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to construe and interpret the terms and the intent of this Plan and any Agreement or instrument entered into under the Plan or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan. Such authority shall include, but not be limited to, selecting Award recipients, establishing all terms and conditions (including the terms and conditions set forth in Agreements), granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of the Plan or any Agreement, and, subject to Article 17, adopting modifications and amendments to this Plan or any Agreement, including without limitation, accelerating the vesting of any Award or extending the post-termination exercise period of an Award (subject to the limitations of Code Section 409A), or any other modifications or amendments that are necessary to comply with the law of the countries and other jurisdictions in which the Company, its Affiliates and/or its Subsidiaries operate. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All expenses of administering this Plan shall be borne by the Company. For any Award and Participant subject to the Worker Economic Opportunity Act (“Act”) because the Participant is a “non-exempt” employee for purposes of the Fair Labor Standards Act of 1938 (“FLSA”), the Committee shall establish the terms and conditions intended to comply with the Act or the Committee shall determine that an Award shall be made without regard to the Act.
3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. Notwithstanding anything contained herein to the contrary, the Committee may consider recommendations on Awards provided to the Committee by the Company’s Chief Executive Officer.
3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provision of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, the stockholders, Participants and their estates and beneficiaries.

3.5 Employees in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, appendices and sub plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any Parent, Subsidiary and/or Affiliate may operate to assure the viability of the benefits from Awards granted to Employees employed in such countries and to meet the objectives of the Plan.
ARTICLE 4. SHARES SUBJECT TO THE PLAN
4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the total number of Shares available for grant of Awards under the Plan shall be 9,708,055 shares, all or a portion of which may be granted as Incentive Stock Options under the Plan. The Shares may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.
4.2 Share Usage. For purposes of determining the number of Shares available for grants subject to Awards, the following shall apply:
(a)	The grant of an Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to the Award.
(b)	While an Award is outstanding, Shares subject to the Award shall be counted against the authorized pool of Shares, regardless of vested status.
(c)
Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan.

(d)
If the Option Price of any Option granted under this Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation and subject to Section 6.7), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation on such date as required by Section 162(m) of the Code and the regulations thereunder for compensation to be treated as Performance-Based Compensation, the maximum number of Shares with respect to which an Award may be granted during any calendar year period to any Covered Employee may not exceed 10% of total Shares available for grant of Awards under the Plan as provided in Section 4.1 above, as adjusted pursuant to Sections 4.4 and/or 17.2 (each, an “Annual Award Limit” and, collectively, “Annual Award Limits).

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the authorized number of Shares of the Company or the capitalization of the Company) such as an amalgamation, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, division, consolidation or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of issued Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards shall be adjusted to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number of such Shares.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to such adjustment, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44 or subsequent accounting guidance), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable. The Committee shall provide to Participants reasonable written notice (which may include, without limit, notice by electronic means) within a reasonable time of any such determinations it makes.
ARTICLE 5. ELIGIBILITY, PARTICIPATION, AND VESTING
5.1 Eligibility. Any Director, Employee, or Third-Party Service Provider to the Company or a Parent, Subsidiary, or Affiliate shall be eligible to receive an Award under the Plan. In determining the individuals to whom such an Award shall be granted and the number of Shares which may be granted pursuant to that Award, the Committee may take into account the duties of the respective individual, his or her present and potential contributions to the success of the Company or a Parent, Subsidiary, or Affiliate, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
5.2 Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if such Participant is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship with the Company, any Parent, Subsidiary, or any Affiliate. In such a case, the employment relationship shall be deemed to continue until the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or contract.

5.3 Transfer of Service. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if the Participant’s status as an Employee, Director, or Third-Party Service Provider terminates and the Participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company, any Parent, Subsidiary, or any Affiliate.
5.4 Vesting of Awards. A Participant’s rights under any Award shall vest as set forth in an agreement evidencing such Award or an applicable employment agreement approved by the Committee. Notwithstanding the foregoing, unless otherwise specified in such applicable Award or employment agreement, a Participant’s unvested rights under an outstanding Award shall become 100% vested upon a Change in Control; provided, however, that the Participant has not incurred a termination of employment as of or prior to such date.
ARTICLE 6. STOCK OPTIONS
6.1 Grant of Options. Subject to the terms and provisions of the Plan (including, if applicable, any Appendix), Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Company and any Parent or, Subsidiary, or Affilate) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000). The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.
6.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO. The Committee may provide in the Option Agreement for transfer restrictions, repurchase rights, vesting requirements and other limitations on the Shares to be issued pursuant to the exercise of an Option.
6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Parent, Subsidiary, or Affiliate be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted. The Option Price for any Option may be greater than the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall not be exercisable later than the fifth (5th) anniversary date of its grant.
6.5 Termination of Options. Notwithstanding Section 6.4 above, each Option granted under the Plan to any Optionee shall expire no later than thirty (30) days from the date the Optionee terminates employment or services with the Company. However, the Committee may provide in each Participant’s Agreement the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.2 and 5.3. The Committee shall determine any such provisions in its sole discretion, which provisions need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any.
6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as set forth in each Agreement, including conditions related to the employment of or provision of services by the Participant with the Company or any Parent, Subsidiary or other entity, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as set forth in each Agreement at the time of the grant. Each Agreement may establish a minimum number of Shares (e.g., 100) for which an Option may be exercised at a particular time and may provide for an automatic accelerated vesting and other rights upon the occurrence of certain events as specified in the Agreement. In addition, in order to exercise any ISOs granted under this Article 6, the Participant must be an Employee of the Company, any Parent, Subsidiary, or Affiliate from the Grant Date until at least three months before the date the ISO is exercised. Except as otherwise provided in the Agreement and Article 15, the right to purchase Shares that is exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.
6.7 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full under any of the following methods as determined by the Committee, in its discretion: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for a period of not less than six months prior to their tender to satisfy the Option Price), (d) by a cashless (broker-assisted) exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions; or (e) by a combination of (a), (b), (c), and/or (d); or (f) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of an Option, the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on the certificates representing such Shares.
Unless otherwise determined by the Committee, all payments under all methods indicated above shall be paid in United States dollars.
6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.9 Limited Transferability. If permitted in the Agreement, a Participant may transfer an Option granted hereunder to members of his or her Immediate Family (as defined below), to one or more trusts for the benefit of his or her Immediate Family members (as defined below), or to one or more partnerships where such Immediate Family members are the only partners, if (a) the Participant does not receive any consideration in any form whatsoever for such transfer, (b) such transfer is permitted under applicable tax laws, and (c) if the Participant is an Insider, such transfer is permitted under Rule 16b-3 of the Exchange Act, or its successor provisions as in effect from time to time. Any Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof. Any reference in any such Agreement to the employment by or performance of services for the Company by the Participant shall continue to refer to the employment of, or performance by, the transferring Participant. For purposes hereof, “Immediate Family” shall mean the Participant and the Participant’s spouse, children and grandchildren and any other member of the Participant’s family approved by the Committee. Any Option that is granted pursuant to any Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant other than by will or by the laws of descent and distribution and such Option thus shall be exercisable in the Participant’s lifetime only by the Participant.
6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

ARTICLE 7. STOCK APPRECIATION RIGHTS
7.1 Grant of SARs. Subject to the terms and conditions of this Plan (including, if applicable, any Appendix), SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Agreement. Notwithstanding the foregoing, the Grant Price of a Non-Tandem SAR on the Grant Date shall be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. The Grant Price of a Tandem SAR on the Grant Date shall equal the Option Price of the related Option.
7.2 SAR Agreement. Each SAR Award shall be evidenced by an Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3 Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of the Grant Date. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
7.4 Exercise of Tandem SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding the foregoing, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares covered by the ISO exceeds the Option Price of the ISO.
7.5 Exercise of Non-Tandem SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.6 Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, fully paid Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Agreement pertaining to the grant of the SAR.
7.7 Termination of Employment, Service as a Director or Third-Party Service Provider. Each Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.2 and 5.3. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any.
7.8 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock/Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee may from time to time grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.
8.2 Restricted Stock/Restricted Stock Unit Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. To the extent a Restricted Stock Unit Award constitutes “deferred compensation” within the meaning of Code Section 409A, the Committee shall establish Agreement terms and provisions which comply with Code Section 409A and regulations thereunder.
8.3 Other Restrictions. At the time a grant of Restricted Stock and/or Restricted Stock Units is made, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock (which price shall not be less than par value of such Share) or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

Upon a grant of Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Participant shall be registered in the Participant’s name and, to the extent deemed appropriate by the Committee, may either be (i) held in custody by the Company or a bank selected by the Committee for the Participant’s account, or (ii) retained by the Company in the Company’s possession until such time as all condition and/or restrictions applicable to such Shares have been satisfied or lapse.
8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
The sale or transfer of the common shares of Winston Pharmaceuticals, Inc. represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Winston Pharmaceuticals, Inc. Omnibus Incentive Plan, and in the associated Agreement. A copy of this Plan and such Agreement will be provided by Winston Pharmaceuticals, Inc., without charge, within five (5) days after receipt of a written request therefore.
8.5 Rights of Holder; Limitations Thereon. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. Upon a grant of Restricted Stock and following registration of the Restricted Stock Shares in the Participant’s name, the Participant shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends, if and when declared, and to vote such Restricted Stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Board shall determine, and except further that, the following restrictions shall apply:
(a)
The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Period of Restriction for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed in the Agreement or by the Committee or Board;

(b)
None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Period of Restriction and until the satisfaction of any and all other conditions prescribed in the Agreement or by the Committee or Board (including satisfaction of any applicable tax withholding obligations); and

(c)
All of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Participant to such Shares of Restricted Stock shall terminate without further obligation on the part of the Company, unless the Participant has remained an employee of (or Director of or active Third-Party Service Provider providing services to) the Company or any of its Subsidiaries, until the expiration or termination of the Period of Restriction and the satisfaction of any and all other conditions prescribed in the Agreement or by the Committee or Board applicable to such Shares of Restricted Stock. Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Participant and shall, in accordance with Section 4.2, again be available for grant under the Plan. If the Participant paid any amount for the Shares of Restricted Stock that are forfeited, the Company shall pay the Participant the lesser of the Fair Market Value of the Shares on the date they are forfeited or the amount paid by the Participant.

With respect to any Shares received as a result of adjustments under Section 4.2 hereof and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8.
8.6 Lapse of Restrictions. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations as set out in Article 14). Restricted Stock Units shall be paid in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
Notwithstanding any provision in the Plan or any Agreement to the contrary, to the extent an Award (i) constitutes “deferred compensation” within the meaning of Code Section 409A, (ii) is not exempt from the application of Code Section 409A and (iii) is payable to a specified employee (as determined in accordance with Code Section 409A(a)(2)(B) and applicable regulations) due to separation from service (as such term is defined under Code Section 409A), payment shall be delayed for a minimum of six (6) months from the date of separation from service.
8.7 Termination of Employment, Service as a Director or Third-Party Service Provider. Each Agreement shall set forth the extent to which the restrictions placed on Restricted Stock and/or Restricted Stock Units shall lapse following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.2 and 5.3 Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any.
8.8 Nonassignability. Unless otherwise provided in the Agreement, no grant of, nor any right or interest of a Participant in or to, any Restricted Stock, or in any instrument evidencing any grant of Restricted Stock under the Plan, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

8.9 Section 83(b) Election. The Committee may provide in an Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
ARTICLE 9. PERFORMANCE UNITS/PERFORMANCE SHARES
9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
9.2 Performance Unit/Performance Shares Agreement. Each Performance Unit and/or Performance Share grant shall be evidenced by an Agreement that shall specify the number of Performance Shares or the number of Performance Units granted, the applicable Performance Period, and such other terms and provisions as the Committee shall determine. To the extent an Award constitutes “deferred compensation” within the meaning of Code Section 409A, the Committee shall establish Agreement terms and provisions which comply with Code Section 409A and regulations thereunder.
9.3 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
9.4 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.5 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in fully paid Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Agreement pertaining to the grant of the Award.

Notwithstanding any provision in the Plan or any Agreement to the contrary, to the extent an Award (i) constitutes “deferred compensation” within the meaning of Code Section 409A, (ii) is not exempt from the application of Code Section 409A and (iii) is payable to a specified employee (as determined in accordance with Code Section 409A(a)(2)(B) and applicable regulations) due to separation from service (as such term is defined under Code Section 409A), no payment is made before a date that is six months after the date of such separation from service unless a later payment date is specified under the Plan or Agreement. Payments that would have been made during the six-month delay shall be accumulated and paid on the first business day of the seventh month after the date of such separation from service.
9.6 Termination of Employment, Service as a Director or Third-Party Service Provider. Each Agreement shall set forth the extent to which the Participant shall have the right to receive payment for any Performance Units and/or Performance Shares following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.2 and 5.3. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any.
ARTICLE 10. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual fully paid Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3 Cash-Based or Other Stock-Based Award Agreement. Each Cash-Based Award or Other Stock-Based Award grant shall be evidenced by an Agreement that shall specify the amount of the Cash-Based Award or Other Stock-Based Award granted and such other terms and provisions as the Committee shall determine; provided that no Agreement shall provide for the issuance of Shares except on a fully paid basis. To the extent an Award constitutes “deferred compensation” within the meaning of Code Section 409A, the Committee shall establish Agreement terms and provisions which comply with Code Section 409A and regulations thereunder.

10.4 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, and provided the cash or services received by the Company in exchange for Shares shall have a value not less than the aggregate par value of any Shares issued as part of such Other Stock-Based Award.
10.5 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or fully paid Shares as the Committee determines. Notwithstanding any provision in the Plan or any Agreement to the contrary, to the extent an Award (i) constitutes “deferred compensation” within the meaning of Code Section 409A, (ii) is not exempt from the application of Code Section 409A and (iii) is payable to a specified employee (as determined in accordance with Code Section 409A(a)(2)(B) and applicable regulations) due to separation from service (as such term is defined under Code Section 409A), no payment is made before a date that is six months after the date of such separation from service unless a later payment date is specified under the Plan or Agreement. Payments that would have been made during the six-month delay shall be accumulated and paid on the first business day of the seventh month after the date of such separation from service.
10.6 Termination of Employment, Service as a Director or Third-Party Service Provider. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.2 and 5.3. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any.
ARTICLE 11. PERFORMANCE MEASURES
11.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share (basic or fully diluted);

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(f)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(g)	Gross or operating margins;

(h)	Share price (including, but not limited to, growth measures and total stockholder return);

(i)	Expense targets;

(j)	Leverage targets (including, but not limited to, absolute amount of consolidated debt, EBITDA/consolidated debt ratios and/or debt to equity ratios);

(k)	Working capital targets;

(l)	Developing new products and lines of revenue;

(m)	Reducing operating expenses;

(n)	Developing new markets;

(o)	Developing and managing relationships with regulatory and other governmental agencies;

(p)	Managing cash;

(q)	Managing claims against the Company, including litigation;

(r)	Identifying and completing strategic acquisitions;

(s)	Obtaining orphan drug, priority review or fast track designations;

(t)	Regulatory submissions and/or regulatory approvals obtained in a timely fashion;

(u)	Executing in-licensing or out-licensing agreements which benefit the Company;

(v)	Filing and acceptance of Investigational New Drug (IND) to USFDA or similar international regulatory filing;

(w)
Completion of specific critical clinical studies, e.g. First in Man, Proof of Concept, pharmacokinetic, Phase II, Phase III studies (may be further defined as completion of internal activities to the study, e.g. study initiation or completion or meeting/completing enrollment targets or, data analysis/report completion);

(x)	Completion of drug development phases, e.g. Phase I, II , III;

(y)	Filing and acceptance of New Drug Application (NDA) to USFDA or similar international regulatory filing;

(z)	Filing and/or issuance of patents and trademarks;

(aa)	Having no material weaknesses in the Company’s internal control environment as defined by outside auditors and Sarbanes Oxley consultants;

(bb)	Completion of financial audits and quarterly reviews within or below budgeted amounts;

(cc)	Complete the initial development of or significant improvement to a drug substance or drug product manufacturing process;

(dd)	Complete the manufacturing scale-up and/or technology transfer of a drug substance or drug product at the current supplier or at an alternate supplier;

(ee)	Launch commercial manufacture of drug substance or drug product;

(ff)	Complete significant preclinical studies to support investigational and marketing applications;

(gg)	Development, approval and submission of labeling; and,

(hh)	Registration and Listing of product(s).
Any Performance Measure(s) may be used to measure the performance of the Company, any Parent, Subsidiary, or Affiliate as a whole or any business unit of the Company, any Subsidiary, or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

Notwithstanding the foregoing, for each Award designed to qualify for the Performance-Based Exception, the Chief Executive Officer of the Company (with the Committee’s review and approval) shall establish and set forth in the Award the applicable performance goals for that Award no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the Award to qualify for the Performance-Based Exception and the Committee shall be satisfied that the attainment of such Performance Measure(s) shall represent value to the Company in an amount not less than the par value of any related Performance Shares.
11.2 Evaluation of Performance. Subject to Section 11.3, the Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs and other asset revaluations, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) changes in material liability estimates. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
11.3 Adjustment of Performance-Based Compensation. The degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the value and degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).
11.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.1.

ARTICLE 12. DIVIDEND EQUIVALENTS
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
Notwithstanding the foregoing, if the grant of an Award to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Award, such that the dividends and/or the Award maintain eligibility for the Performance-Based Exception. With respect to Restricted Stock and/or Restricted Stock Units, in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock and/or Restricted Stock Unit with respect to which the dividend is paid.
ARTICLE 13. BENEFICIARY DESIGNATION
To the extent applicable, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be effective only when filed by the Participant, in writing, with the Committee or its delegate during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than spouse.
ARTICLE 14. RIGHTS OF PARTICIPANTS
14.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Parent, Subsidiary, or Affiliate to terminate any Participant’s employment by, or performance of services for, the Company or any Parent, Subsidiary, or Affiliate at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or a Parent, Subsidiary, or Affiliate. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a termination of employment. Further, neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

14.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
14.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the registered holder of such Shares.
ARTICLE 15. CHANGE IN CONTROL
15.1 Definition. For purposes of the Plan, a “Change in Control” means (i) the same definition for “Change in Control” set forth in any employment agreement between the Participant and the Company, Parent, Subsidiary and/or Affiliate in effect when the event(s) occur, or, in the absence of such an employment agreement, (ii) the occurrence of any of the following events:
(a)	The closing of the sale of all or substantially all of Company’s assets as an entirety to any person or related group of persons other than an existing holder or existing holders of Company’s equity;
(b)
The merger or consolidation of Company with or into another entity or the merger or consolidation of another entity with or into Company, in either case with the effect that immediately after such transaction the equity holders of Company immediately prior to such transaction hold less than a majority in interest of the total voting power of the outstanding voting interests of the entity surviving such merger or consolidation;

(d)
There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any Person other than Joel E. Bernstein or Frost Gamma Investments Trust, or any of his or its affiliates has or intends to become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than twenty percent (20%) of the total voting power of the Company; or

(c)
The closing of a transaction pursuant to which beneficial ownership of more than fifty percent (50%) of Company’s outstanding voting equity is transferred to any person or related group of persons other than an existing holder or existing holders of Company’s equity.

15.2 Provisions in Agreement. The Committee, in determining the terms of an Award, shall determine if, and to what extent, a Change in Control shall change the terms of such Award. To the extent an Award constitutes “deferred compensation” subject to Code Section 409A and provides for payment upon a change in control, the Agreement shall define “change in control” pursuant to Treasury Regulation Section 1.409A-3(i)(5).

ARTICLE 16. CANCELLATION OF AWARDS
16.1 Limitation or Cancellation of Award. The Committee may provide in the Agreement that if a Participant engages in any Detrimental Activity, the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised or unpaid Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Award hereunder at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the Fair Market Value of the Shares subject to the Award exercised over the total exercise price paid for such Shares.
16.2 Severability. Should any provision of this Article 16 be held to be invalid or illegal, such illegality shall not invalidate the whole of this Article 16, but, rather, the Plan shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.
ARTICLE 17. AMENDMENT, MODIFICATION AND TERMINATION
17.1 Amendment, Modification and Termination. The Committee may, at any time and from time to time, alter, amend, suspend or terminate the Plan and any Agreement in whole or in part; provided, that, unless approved by the holders of a majority of the total numbers of Shares of the Company represented and voted at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would (a) materially modify the eligibility requirements provided in Article 5; (b) increase the total number of Shares (except as provided in Section 4.2) which may be granted under the Plan; (c) extend the term of the Plan; (d) reprice, replace or regrant through cancellation Options or SARs issued under this Plan or lower the Option Price of a previously granted Option or the Grant Price of a previously granted SAR; or (e) amend the Plan in any other manner which the Committee, in its discretion, determines should become effective only if approved by the stockholders even if such stockholder approval is not expressly required by the Plan or by law.
17.2 Adjustment of Awards Upon Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. The Committee shall, with the written consent of the Participant holding such Award, have the authority to cancel Awards outstanding.
17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action.
ARTICLE 18. WITHHOLDING
18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal (including the Participant’s FICA obligation), state and local taxes, domestic or foreign, required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan.
18.2 Stock-Settled Awards. Each Participant shall make such arrangements as the Committee may require, within a reasonable time prior to the date on which any portion of an Award settled in Shares is scheduled to vest, for the payment of all withholding tax obligations through (i) giving instructions to a broker for the sale on the open market of a sufficient number of Shares to pay the withholding tax in a manner that satisfies all applicable laws, (ii) depositing with the Company an amount of funds equal to the estimated withholding tax liability, (iii) withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction, or (iv) such other method as the Committee in its discretion may approve, including a combination of (i), (ii) and (iii). If a Participant fails to make such arrangements, or if by reason of any action or inaction of the Participant the Company fails to receive a sufficient amount to satisfy the withholding tax obligation, then, anything else contained in this Plan or any Award to the contrary notwithstanding, the Shares that would otherwise have vested on such date shall be withheld, as determined by the Committee, regardless of the Participant’s status as an Employee, Director or Third-Party Service Provider; provided, that the Committee, in its sole discretion, may permit a Participant to cure any failure to provide funds to meeting the withholding tax obligation (including any penalties or interest thereon), if the Committee determines that the failure was due to factors beyond the Participant’s control. Any method elected by an Insider shall additionally comply with all legal requirements applicable to such Share transactions by such Participants.

ARTICLE 19. INDEMNIFICATION
Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company have to indemnify them or hold them harmless.
ARTICLE 20. SUCCESSORS
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 21. GENERAL PROVISIONS
21.1 Gender and Number. Except where otherwise indicted by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
21.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.4 Regulatory Approvals and Listing. The Company shall not be required to issue or deliver evidence of title for Shares under the Plan prior to (a) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any national securities exchange or NASDAQ on which the Company’s Shares may be listed, and (c) the completion of any registration or other qualification of such Shares under any state, federal or foreign law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.
Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any “derivative security” or “equity security” offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms “equity security” and “derivative security” shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

21.5 Investment Representation. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.6 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;
(b)	Determine which Employees, Directors, and/or Third-Party Service Providers outside the United States are eligible to participate in this Plan;
(c)	Modify the terms and conditions of any Award granted to Employees and/or Third-Party Service Providers outside the United States to comply with applicable foreign laws;
(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.6 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.7 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable laws.
21.8 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, any Parent, Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, any Parent, Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.9 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.10 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, any Parent’s, Subsidiary’s, or an Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.11 Deferred Compensation. If any Award granted under the Plan is considered deferred compensation as defined under Code Section 409A, and if this Plan or the terms of an Award fail to meet the requirements of Code Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A. In this circumstance, the Committee may accelerate distribution or settlement of an Award in accordance with Code Section 409A. The Company shall have no liability for any tax imposed on a Participant under Section 409A, and if any tax is imposed on a Participant, the Participant shall have no recourse against the Company for payment of any such tax. Notwithstanding the foregoing, if any modification of an Award causes the Award to be deferred compensation under Code Section 409A, the Committee may rescind such modification in accordance with Code Section 409A.
21.12 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.13 No Constraint on Corporate Action. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.14 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
21.15 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
[Signatures on Following Page]

AS APPROVED BY THE BOARD OF DIRECTORS OF WINSTON PHARMACEUTICALS, INC. EFFECTIVE, AS AMENDED AND RESTATED, AS OF APRIL 1, 2009.

WINSTON PHARMACEUTICALS, INC.

By:	/s/ Joel E. Bernstein

Name: Joel E. Bernstein, M.D.
Title: Chief Executive Officer